As filed with the Securities and Exchange Commission on October
19, 1999.
                                            Registration No. 333-
____

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                       --------------------
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                       --------------------
                    Apria Healthcare Group Inc.
      (Exact name of registrant as specified in its charter)
                      ___________________

             Delaware                               33-0488566
 (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)               Identification No.)

              3560 Hyland Avenue, Costa Mesa, California 92626
                               (714) 427-2000
        (Address and telephone number of principal executive
offices)
                             ___________________

     Apria Healthcare Group Inc. 1998 Nonqualified Stock Incentive
Plan
                          (Full title of the plan)
                             ___________________

                                John C. Maney
            Executive Vice President and Chief Financial Officer
                         Apria Healthcare Group Inc.
              3560 Hyland Avenue, Costa Mesa, California 92626
                   (Name and address of agent for service)
                             ___________________

 Telephone number, including area code, of agent for service:
(714) 427-2000
                             ___________________

                CALCULATION  OF REGISTRATION  FEE
==================================================================
==========
                                   Proposed     Proposed
                                   Maximum      maximum
Title of            Amount         offering     aggregate
Amount of
Securities          to be          price        offering
registration
to be registered    registered     per unit     price
fee
------------------------------------------------------------------
----------
Common Stock,      $2,100,000      $12.844<3>   $26,972,400<3>
$7,499<3>
$0.001 par value   <1> <2>
per share          shares

==================================================================
==========

<1>   This Registration Statement covers, in addition to the
number of
      shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the
      Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional
      indeterminate number of shares, options and rights which by reason of certain events specified in the Apria Healthcare Group Inc. 1998 Nonqualified Stock Incentive Plan (the
"Plan")
      may become subject to the Plan.

<2>   Each share is accompanied by a common share purchase right pursuant to the registrant's Rights Agreement, dated
February
      8, 1995, with U.S. Stock Transfer Corporation, as Rights
Agent.

<3>   Pursuant to Rule 457(h), the maximum offering price, per
share
      and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on October 13, 1999, as reported on the New
York
      Stock Exchange and published in The Western Edition of The Wall Street Journal.

The Exhibit Index included for the Registration Statement is at page 8.


                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

     The following documents of Apria Healthcare Group Inc. (the
"Company") filed with the Commission are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1998;

     (b) Quarterly Reports on Form 10-Q for the Company's fiscal quarters ended March 31, 1999 and June 30,
          1999; and

     (c) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed on February 11, 1992, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     The Company's Common Stock, par value $0.001 per share (the
"Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5.  Interests of Named Experts and Counsel

     The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by Robert S. Holcombe, the Senior Vice President, General Counsel and Secretary of the Company. Mr. Holcombe is compensated by the Company as an employee, is the owner of shares of Common Stock, is the holder of options to acquire shares of Common Stock, and is eligible to participate in the Plan.

Item 6.  Indemnification of Directors and Officers

     The Company's Restated Certificate of Incorporation and Bylaws provide for indemnification of the officers and directors of the Company to the fullest extent permitted by law. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. In addition, the Company has entered into separate indemnification agreements with each of its directors and officers and maintains insurance on behalf of any person who is or was a director or officer of the Company for up to $30 million of covered losses.

     Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     See the attached Exhibit Index at page 8.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i)  To include any prospectus required
              by Section 10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any
              facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                       (iii)    To include any material
              information with respect to the plan of
              distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on the 21st day of July, 1999.



                              By:  /s/ Philip L. Carter
                                   ------------------------
                                   Philip L. Carter
                                   Chief Executive Officer



                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Philip L. Carter and John C. Maney, or either of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


   Signature                    Title                        Date
   ---------                    -----                        ----

 /s/ Philip L. Carter         Chief Executive                 July
21, 1999
----------------------        Officer and Director
Philip L. Carter             (Principal Executive Officer)

/s/ John C. Maney             Executive Vice President        July
21, 1999
----------------------        and Chief Financial Officer
John C. Maney                 (Principal Financial Officer)


/s/ James E. Baker            Vice President,                 July
21, 1999
---------------------         Controller (Principal
James E. Baker                Accounting Officer)


/s/ Ralph V. Whitworth        Director                        July
21, 1999
----------------------
Ralph V. Whitworth


/s/ David L. Goldsmith        Director                        July
21, 1999
----------------------
David L. Goldsmith


----------------------        Director
 Richard H. Koppes


/s/ Philip R. Lochner, Jr.    Director                       July
21, 1999
-------------------------
Philip R. Lochner, Jr.


/s/ Beverly Benedict Thomas   Director                       July
21, 1999
---------------------------
Beverly Benedict Thomas

/s/ David H. Batchelder       Director                       July
21, 1999
-----------------------
David H. Batchelder


                          EXHIBIT INDEX


Exhibit
Number               Description of Exhibit
------               ----------------------


4.         Apria Healthcare Group Inc. 1998 Nonqualified Stock
           Incentive Plan.

5.         Opinion of Counsel (opinion re legality).

23.1.      Consent of Deloitte & Touche LLP (Consent of
           Independent Auditor).

23.2       Consent of Ernst & Young LLP (Consent of
           Independent Auditors).

23.3       Consent of Counsel (included in Exhibit 5).

24.        Power of Attorney (included in this Registration
           Statement under "Signatures").